EXHIBIT 99.1

3D Systems Earns 9 Cents per Share for First Quarter

Improved Revenue, Gross Margin and Operating Expenses

ROCK HILL, S.C., May 5, 2010 (GLOBE NEWSWIRE) -- 3D Systems Corporation (Nasdaq:TDSC) announced today that it earned 9 cents per share during the first quarter on a 32% revenue increase, 37% gross profit improvement and 4% lower operating expenses compared to the first quarter of 2009.

The company reported that its $2.0 million net income for the quarter included $1.8 million of non-cash expenses primarily related to depreciation and amortization expense.

During the quarter, the company generated $1.7 million of net cash, after using $3.0 million to fund strategic investing activities, ending with $26.6 million of available cash compared to $24.9 million at December 31, 2009.

The table below summarizes the company's key financial results.

	First Quarter
			%
			Change
			Favorable
Operating Highlights	2010	2009	(Unfavorable)
Revenue	$31.6	$24.0	32%
Gross profit % of Revenue	$14.3 45%	$10.5 44%	37%
Operating expenses % of Revenue	$11.7 37%	$12.1 50%	4%

Operating income (loss)	$2.7	($1.6)	NM

Net income (loss)	$2.0	($2.1)	NM

Basic and diluted earnings (loss) per share	$0.09	($0.09)	NM
Available cash	$26.6	$23.4	14%
Depreciation & Amortization % of Revenue	$1.5 5%	$1.6 7%	6%
NM: Not meaningful

"We are pleased with the continued revenue recovery and improved earnings from the operating leverage in our P&L," said Abe Reichental, 3D Systems' President and Chief Executive Officer.

Systems revenue increased by $3.9 million compared to the 2009 quarter with 3-D Printer sales accounting for 54% of all systems revenue.

Materials sales grew by $3.0 million over the first quarter of 2009, indicating a continued recovery across the installed base.

The company reported 45% gross margin for the first quarter of 2010.

"We are pleased with our improving results and remain confident in our ability to execute on our strategic plans and provide value to our customers and stockholders," concluded Reichental.

Conference Call and Audio Webcast Details

3D Systems will hold a conference call and audio webcast to discuss its operating results for the first quarter of 2010 on Wednesday,May 5, 2010 at 9:00 a.m., Eastern Time.

  To access this Conference Call, dial 1-888-336-3485 (or 706-634-0653 from outside the United States). The confirmation code is 700-488-32.
  To access the audio webcast, log onto 3D Systems' Web site at www.3dsystems.com/ir. To ensure timely participation and technical capability, we recommend logging on a few minutes prior to the conference call to activate your participation. The webcast will be available for replay beginning approximately three hours after completion of the call at: www.3dsystems.com/ir.

Forward-Looking Statements

Certain statements made in this release that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to be materially different from historical results or from any future results expressed or implied by such forward-looking statements.  In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that include terms such as "believes," "belief," "expects," "estimates," "intends," "anticipates" or "plans" to be uncertain and forward-looking.  Forward-looking statements may include comments as to the company's beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the control of the company. The factors described under the headings "Forward-Looking Statements," "Cautionary Statements and Risk Factors," and "Risk Factors" in the company's periodic filings with the Securities and Exchange Commission, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements.

About 3D Systems Corporation

3D Systems is a leading provider of 3-D Printing, Rapid Prototyping and Manufacturing systems and parts solutions. Its expertly integrated solutions reduce the time and cost of designing products and facilitate direct and indirect manufacturing by creating actual parts directly from digital input. These solutions are used for design communication and prototyping as well as for production of functional end-use parts: Our customers Create With Confidence.

More information on the company is available at www.3DSystems.com, www.modelin3D.com, www.toptobottomdental.com, www.3Dproparts.com, www.dpt-fast.com ,www.mqast.com, http://blog.3Dsystems.com, or via email at moreinfo@3Dsystems.com.

The 3D Systems Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4537

3D SYSTEMS CORPORATION
Condensed Consolidated Statements of Operations
Quarters Ended March 31, 2010 and 2009
(Unaudited)

	Quarters Ended March 31,
(in thousands, except per share amounts)	2010	2009

Revenue:
Products	$ 22,397	$ 15,489
Services	9,230	8,542
Total revenue	31,627	24,031

Cost of sales:
Products	11,004	7,937
Services	6,302	5,615
Total cost of sales	17,306	13,552

Gross profit	14,321	10,479

Operating expenses:
Selling, general and administrative	9,158	9,188
Research and development	2,505	2,898
Total operating expenses	11,663	12,086

Operating income (loss)	2,658	(1,607)

Interest and other expense, net	404	227

Income (loss) before provision for income taxes	2,254	(1,834)
Provision for income taxes	236	250

Net income (loss)	2,018	(2,084)

Shares used to calculate basic earnings (loss) per share	22,844	22,369

Shares used to calculate diluted earnings (loss) per share	23,122	22,369

Basic and diluted net earnings (loss) per share (1)	$ 0.09	$ (0.09)

(1) See Schedule 1 for the calculation of basic and diluted net loss per share.

3D SYSTEMS CORPORATION
Condensed Consolidated Balance Sheets
March 31, 2010 and December 31, 2009
(Unaudited)
	March 31,	December 31,
(in thousands)	2010	2009

ASSETS
Current assets:
Cash and cash equivalents	$ 26,636	$ 24,913
Accounts receivable, net	21,709	23,759
Inventories, net	20,278	18,378
Prepaid expenses and other current assets	2,593	2,415
Deferred income tax assets	576	634
Restricted cash	54	54
Total current assets	71,846	70,153

Property and equipment, net	25,300	24,789
Other intangible assets, net	5,268	3,634
Goodwill	48,416	48,730
Other assets, net	3,033	3,097
	$ 153,863	$ 150,403

LIABILITIES AND EQUITY
Current liabilities:
Current portion of capitalized lease obligations	$ 215	$ 213
Accounts payable	14,218	12,994
Accrued liabilities	10,068	11,114
Customer deposits	534	627
Deferred revenue	8,159	8,487
Total current liabilities	33,194	33,435

Long-term portion of capitalized lease obligations	8,201	8,254
Other liabilities	3,790	3,944
Total liabilities	45,185	45,633

Stockholders' equity:
Common stock, authorized 60,000 shares, issued and outstanding 23,038 shares (2010) and 22,774 shares (2009)	23	23
Additional paid-in capital	180,166	177,682
Treasury stock, at cost; 74 shares (2010) and 74 shares (2009)	(134)	(134)
Accumulated deficit in earnings	(75,473)	(77,491)
Accumulated other comprehensive income	4,096	4,617
Total 3D Systems stockholders' equity	108,678	104,697
Noncontrolling interest	--	73
Total Equity	108,678	104,770
	$ 153,863	$ 150,403

3D SYSTEMS CORPORATION
Consolidated Statements of Cash Flows
Quarters Ended March 31, 2010 and 2009
(Unaudited)
	Quarters Ended March 31,
(in thousands)	2010	2009

Cash flows from operating activities:
Net income (loss)	$ 2,018	$ (2,084)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities :
Deferred income taxes	41	(121)
Depreciation and amortization	1,511	1,607
(Benefit of) provision for bad debts	(4)	703
Stock-based compensation	267	389
Loss on the disposition of property and equipment	2	--
Changes in operating accounts:
Accounts receivable	1,590	6,449
Inventories	(1,982)	472
Prepaid expenses and other current assets	(165)	(827)
Accounts payable	1,405	(2,520)
Accrued liabilities	92	(1,612)
Customer deposits	(84)	(350)
Deferred revenue	(195)	(395)
Other operating assets and liabilities	271	(29)
Net cash provided by operating activities	4,767	1,682

Cash flows used in investing activities:
Purchases of property and equipment	(254)	(285)
Additions to license and patent costs	(118)	(37)
Acquisition of businesses	(2,600)	--
Net cash used in investing activities	(2,972)	(322)

Cash flows provided by financing activities:
Restricted stock proceeds and stock options	217	33
Repayment of long-term debt	(52)	(49)
Repayment of short-term borrowings	--	(3,085)
Restricted cash	--	3,198
Net cash provided by financing activities	165	97

Effect of exchange rate changes on cash	(237)	(204)
Net increase in cash and cash equivalents	1,723	1,253

Cash and cash equivalents at the beginning of the period	24,913	22,164
Cash and cash equivalents at the end of the period	$ 26,636	$ 23,417
Supplemental Cash Flow Information:
Interest payments	$ 149	$ 161
Income tax payments	125	67
Non-cash items:
Transfer of equipment from inventory to property and equipment	430	32
Transfer of equipment to inventory from property and equipment	369	33
Issuance of stock for acquisition of businesses	2,000	--

Schedule 1
(Unaudited)

Following is a reconciliation of the numerator and denominator of the basic and diluted net earnings (loss) per share computations:

	Quarters Ended March 31,
(in thousands, except per share amounts)	2010	2009

Basic and diluted earnings (loss) per share:
Basic earnings (loss) per share:
Numerator:
Net income (loss)	$ 2,018	$ (2,084)

Denominator:
Weighted average common shares outstanding	22,844	22,369

Basic net earnings (loss) per share	$ 0.09	$ (0.09)

Diluted earnings (loss) per share:
Numerator:
Net income (loss)	$ 2,018	$ (2,084)

Denominator:
Weighted average common shares outstanding	22,844	22,369
Effect of dilutive securities:
Stock options and restricted stock awards	278	--
Diluted weighted average shares outstanding	23,122	22,369

Diluted net earnings (loss) per share	$ 0.09	$ (0.09)
CONTACT:  3D Systems Corporation
          Investor Contact:
          Amanda Molbert
          803-326-4010
          MolbertA@3dsystems.com